Exhibit 99.1

                          STOCK SUBSCRIPTION AGREEMENT

TO:  TRIPOD INTERNATIONAL, INC.

Dear Sirs:

Concurrent with the execution of this Subscription Agreement, the undersigned (the "Purchaser") is purchasing ____________________ Shares of Common Stock of Tripod International Inc. (the "Company"), pursuant to an offering being made to non-U.S. residents only. Purchaser hereby confirms the subscription for and purchase of said number of Shares at share price of $0.05 per share and hereby agrees to pay herewith the total Subscription Price of Dollars ($_____________) for such Shares.

The Purchaser certifies that:

1. the Purchaser is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person.

2. the Purchaser will only resell the Shares in accordance with the provisions of Regulation S of the Securities Act of 1933 (the "Act"), pursuant to registration under the Act or pursuant to an available exemption from registration.

3. the Purchaser will not engage in hedging transactions with regard to the Shares unless in compliance with the Act.

The Purchaser also acknowledges and agrees that the Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

PLEASE MAKE CHECK OR PAYMENT PAYABLE TO: Tripod International Inc.

Executed  this____day of____________, _______.


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                                       Signature of Purchaser

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                                       Printed Name of Purchaser


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                                       Address

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                                       Address
ACCEPTED BY:
Tripod International Inc.

By:
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